Exhibit 10.11

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT is dated as of August 29, 2016 (this “Second Amendment”) and is entered into among Products Licensing LLC (the “Borrower”), the Lender party hereto and DBD Credit Funding LLC (“Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Lender, and Administrative Agent have entered into that certain Credit Agreement dated as of June 24, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS, Borrower and Lender have agreed to certain modifications to the Credit Agreement including provisions relating to prepayments of the Loan;

WHEREAS, Borrower, Administrative Agent and the Lender party hereto (comprising Required Lenders) desire to amend the Credit Agreement to effect the agreed changes, all as set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendments to Credit Agreement. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth in Section 4 herein, the Credit Agreement is hereby amended, as of the Second Amendment Effective Date, as follows:

(a)           The Definitions section of the Credit Agreement (Section 1.01) is hereby amended to delete the following definitions:

“Aggregate Contract Value,”, “Debt Service Reserve Account,” “Debt Service Reserve Required Amount”, Excess Cash Flow Holiday Period,” and “Minimum Aggregate Contract Value”.

(b)          The Definitions section of the Credit Agreement (Section 1.01) is hereby amended to change the definition of “Amortization Payment” in full to read as follows:

“Amortization Payment Amount” means (i) for the Settlement Periods beginning on July 1, 2016, October 1, 2016 and January 1, 2017, $500,000 and (ii) for the Settlement Period beginning on April 1, 2017 and each Settlement Period thereafter $1,000,000, in each case, less the amount of any prepayments made pursuant to Section 2.06(b)(ix) that have been applied to reduce such scheduled amortization payment from and after the Second Amendment Effective Date until the last day of such Settlement Period.”

(c)           The Definitions section of the Credit Agreement (Section 1.01) is hereby amended to change in full the definition of “Applicable Margin” to read as follows:

““Applicable Margin” means, (i) from the Second Amendment Effective Date until the next date of determination as described below, 4.25% per annum for Base Rate Loans and 5.25% per annum for Eurodollar Rate Loans, and (ii) for any subsequent date of determination of the “Applicable Margin”, a percentage equal to the percentage set forth below in the column opposite the level corresponding to the Leverage Ratio as of the last day of the most recently ended Settlement Period:

LEVEL	LEVERAGE RATIO	BASE RATE LOANS	EURODOLLAR RATE LOANS
I	Greater than 3.75 to 1.00	5.25%	6.25%
II	Less than or equal to 3.75 to 1.00 but greater than 3.25 to 1.00	4.75%	5.75%
III	Less than or equal to 3.25 to 1.00	4.25%	5.25%

Each date of determination for the “Applicable Margin” shall be the first Business Day of the month after delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to Section 5.01(c) in connection with the delivery of quarterly financial reporting pursuant to Section 5.01(b). In the event that any financial statement or Compliance Certificate is inaccurate (regardless of whether this Agreement is in effect when such in accuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (x) the Borrower shall immediately deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (y) the Applicable Margin shall be determined based on the corrected Compliance Certificate for such Applicable Period and (z) the Borrower shall immediately pay to the Administrative Agent (for the account of the Lenders that hold the Loans at the time such payment is received, regardless of whether those Lenders held the Loans during the Applicable Period) the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period.

For the avoidance of doubt, nothing in this definition of “Applicable Margin” shall limit the rights of the Administrative Agent or the Lenders with respect to Section 2.04(b) and Article 7 hereof, and shall survive the termination of this Agreement.”

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(d)          The Definitions section of the Credit Agreement (Section 1.01) is hereby amended to change the definition of “Excess Cash Flow Percentage” in full to read as follows:

““Excess Cash Flow Percentage” means, as of any Settlement Date:

(i)	for all Settlement Periods through the Settlement Period ending March 31, 2017, 0%;

(ii)	for all Settlement Periods ended after March 31, 2017, if the Leverage Ratio is 4.0:1.00 or less, 50%;

(iii)	for all Settlement Periods ended after March 31, 2017, if the Leverage Ratio is greater than 4.0:1.00, 75%; and

(iv)	for all Settlement Periods ended after March 31, 2017, if the Borrowing Base Ratio is 85% or above, 75%, irrespective of the Leverage Ratio.

In each case, the Borrowing Base Ratio shall be determined as of the last day of the related Settlement Period.”

(e)            The Definitions section of the Credit Agreement (Section 1.01) is hereby amended to change the definition of “Eligible Receivables Balance” in full to read as follows:

““Eligible Receivables Balance” means as of any date of determination, and without duplication, the sum of (x) the Overages Amount, (y) the aggregate Contract Values for all Qualifying Licenses, and (z) 50% of Projected Overages, in each case as of such date of determination, provided that in no event may 50% of the sum of Projected Overages exceed 15% of the aggregate Eligible Receivables Balance.”

(f)           The Definitions section of the Credit Agreement (Section 1.01) is hereby amended to change the definition of “Maximum Corporate Allocation Amount” for any Settlement Period after the Settlement Period ending June 30, 2016, to be the amount set forth below opposite such the Settlement Period appearing in the following table:

SETTLEMENT PERIOD ENDING	AMOUNT
September 30, 2016	$1,250,000
December 31, 2016	$1,250,000

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SETTLEMENT PERIOD ENDING	AMOUNT
March 31, 2017	$1,250,000
June 30, 2017	$1,250,000
September 30, 2017	$1,250,000
December 31, 2017	$1,250,000
March 31, 2018	$1,250,000
June 30, 2018	$1,250,000
September 30, 2018	$1,250,000
December 30, 2018	$1,250,000
March 31, 2019	$1,250,000

(g)          The Definitions section of the Credit Agreement (Section 1.01) is hereby amended to change the definition of “Maturity Date” to read as follows:

“(i) Maturity Date means June 30, 2019.”

(h)            The Definitions section of the Credit Agreement (Section 1.01) is hereby amended to change the definition of “Required Revenue Amount” by replacing the figure $32,500,000 with $20,000,000.

(i)            The Definitions section of the Credit Agreement (Section 1.01) is hereby amended to add the following definition of “Projected Overages”:

““Projected Overages” means the amounts of Overages projected by Borrower to be earned from existing Licenses (which Licenses are not included in the “Overages Amount”) in excess of Guaranteed Royalties, discounted to the date of determination in the same manner as “Contract Value” is calculated.”

(j)            The Definitions section of the Credit Agreement (Section 1.01) is hereby amended to add the following definition of “Second Amendment Effective Date”:

““Second Amendment Effective Date” means the date that all conditions precedent to the effectiveness of the Second Amendment have been satisfied.”

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(k)           Section 2.06(b)(i) of the Credit Agreement is amended in full to read as follows:

“(i) Excess Cash Flow. On each Settlement Date commencing with the first Settlement Date after the Settlement period ending June 30, 2017, the Borrower shall pay an amount equal to the Excess Cash Flow Percentage of Excess Cash Flow for the most recently ended Settlement Period.”

(l)            Section 2.06(b)(vii) of the Credit Agreement is amended to add the following immediately after the present text: “…,provided, however, that no payment shall be required as a result of the receipt by Borrower or any Affiliate of Mansion Sale Proceeds in excess of amounts paid on or prior to the Second Amendment Effective Date.”

(m)          Section 2.06(b)(ix) of the Credit Agreement is amended to delete the word, “this”, in the second full sentence in that Section.

(n)           Section 2.06(c) of the Credit Agreement is amended in full to read as follows:

“If the Borrower prepays the Loans in full, or in part, pursuant to Section 2.06(a), at any time following the Second Amendment Effective Date, no prepayment fees shall be payable by Borrower.”

(o)           Section 5.01 and each other section of the Credit Agreement including a reference to “Minimum Aggregate Contract Value”, shall be amended to delete such reference.

(p)           Section 5.01(d) of the Credit Agreement is amended to delete subdivision (ii) thereof and to change the caption of such Section to read “Revenue Reporting; Material Agreements”.

(q)           Section 5.12(a) of the Credit Agreement is amended to add a subdivision (iii) thereof, which is to read in full as follows:

“Notwithstanding anything to the contrary contained in this Agreement, from and after the Second Amendment Effective Date, no new filings, registrations, or other comparable documentation shall be required in any jurisdiction outside of the United States in which an IP Security Agreement has not been filed or registered prior to the Second Amendment Effective Date, other than the People’s Republic of China.”

(r)            Section 5.12(c) of the Credit Agreement is amended to add the following at the beginning of the first sentence thereto:

“other than any filings, registrations, or other comparable documentation in any jurisdiction outside of the United States in which an IP Security Agreement has not been filed or registered prior to the Second Amendment Effective Date, excepting only the People’s Republic of China in which Borrower will complete the filings of the various License Agreements heretofore executed.”

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(s)           Section 6.13 of the Credit Agreement is amended in full to read as follows:

“No Loan Party shall open or maintain any bank account other than the Collection Accounts, or any other bank account for which an Account Control Agreement has been executed and delivered to the Administrative Agent or with respect to which a Bank Instruction Letter has been delivered.”

(t)            Section 6.16 of the Credit Agreement is amended to delete subdivision (i) thereof.

(u)           Section 6.17 is hereby amended to substitute for all periods ending September 30, 2016 and thereafter, a Maximum Leverage Ratio of 4.50 to 1.00.

(v)           Section 7.01(h) of the Credit Agreement is amended in full to read as follows:

“the Administrative Agent shall at any time not have a valid and perfected first priority security interest (subject to Permitted Liens) in any of the Collateral with an aggregate value (as determined by the Administrative Agent in its sole discretion), of greater than $1,000,000 as to which the Loan Documents require a perfected first priority security interest, other than due to (i) any action or inaction on the part of the Administrative Agent or the Lenders or (ii) missing or insufficient filings registrations, or other comparable documentation in any jurisdiction outside of the United States; or

(w)           Section 8.03(a) of the Credit Agreement is amended to delete subdivision (6) thereof.

(x)            Section 8.03(b) of the Credit Agreement is hereby amended to delete the entire last sentence thereof beginning with the words “Notwithstanding the foregoing,…”

(y)           Section 8.04 of the Credit Agreement is amended in full to read as follows: “Intentionally Omitted”.

(z)            Sections 8.05 and 8.06 and each other section of the Credit Agreement including a reference to the “Debt Service Reserve Account”, shall be amended to delete such reference.

(aa)         The form of Compliance Certificate attached as Exhibit E to the Credit Agreement is modified to eliminate item (ii) of Section 6 thereof.

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2.             Waiver. All Defaults and Events of Default, are hereby permanently waived; provided, however, no waiver is granted hereunder with respect to (x) any failure by Borrower to make any payment under any Loan Document that is due and owing and unpaid as of the Second Amendment Effective Date (other than Default Interest), (y) any Default or Event of Default occurring following the Second Amendment Effective Date and (z) any Default or Event of Default known to Borrower as of the Second Amendment Effective Date and not disclosed on Schedule I hereto.

3.             City National Funds. Pursuant to Section 4(d) of this Second Amendment, all of the funds held by City National Bank in the Debt Service Reserve Account (as defined in the Credit Agreement, prior to this Second Amendment) shall be released to the Borrower on or after the Second Amendment Effective Date. Borrower and Administrative Agent shall execute any and all documents required to release the funds in the Debt Service Reserve Account and to terminate the Account Control Agreement related thereto.

4.             Effectiveness. This Second Amendment shall be effective on the date when all of the following have been received by Administrative Agent (“Second Amendment Effective Date”):

(a)            counterparts of this Second Amendment executed by each of the Borrower, the Administrative Agent, and Lender;

(b)           a certificate of the secretary or other officer of the Borrower certifying as to (A) the names and specimen signatures of each officer of the Borrower authorized to execute and deliver this Second Amendment and/or any other documents in connection with the Credit Agreement (including Notice(s) of Borrowing), (B) the Organizational Documents of the Borrower attached to such certificate are complete and correct copies of such Organizational Documents as in effect on the date of such certification, and (C) the resolutions of the Borrower’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of this Second Amendment; and

(c)            a prepayment pursuant to Section 2.06(b)(vii) of the Credit Agreement, of a portion of the outstanding Loan to the Administrative Agent for the ratable benefit of the Lenders, in the amount of $25,000,000. The parties acknowledge and agree that upon payment of such amounts, Borrower shall have fully discharged its obligations under Section 2.06(b)(vii).

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5.             Release. In consideration of the foregoing amendments to the Credit Agreement, Borrower and the other Loan Parties signatory hereto or who consent to this Second Amendment (on behalf of themselves and each of their respective Subsidiaries and Affiliates), and, to the extent the same is claimed by right of, through or under Borrower, for its past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders, does hereby and shall be deemed to have forever remised, released and discharged Lender and Administrative Agent, and their respective Affiliates, and any of the respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom Lender or any of its Affiliates would be liable if such persons or entities were found to be liable to Borrower or any other Loan Party, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement or any of the other Loan Documents, and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Except for the obligations, assignments and agreements set forth herein, Borrower and each Loan Party hereby warrants, represents and agrees that it is fully aware of the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Borrower and each Loan Party hereby agrees that if and to the extent California law is applicable to the interpretation and enforcement of this letter agreement, each such Person expressly agrees to incorporate California Civil Code Section 1542 into this letter agreement and thereupon voluntarily waives the provisions of California Civil Code Section 1542, and any other similar law, as to any and all claims, demands, causes of action, or charges, known or unknown, and further agree that this waiver is a material aspect of the consideration for entering into letter agreement. Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it may have under any provision of any jurisdiction that provides that a general release does not extend to claims which the creditor does not know or suspect to exist in the creditor’s favor at the time of executing the release, which if known by the creditor have materially affected the creditor’s settlement with the debtor, or any law of the any state or territory of the United States or any foreign country or principle of common law that is similar or analogous. Borrower and each Loan Party hereby agrees and acknowledges that the foregoing waiver was separately bargained for. This waiver is an essential term of this Second Amendment, without which Lender would not have agreed to execute this Second Amendment. The release contained herein and the related provisions shall survive the termination of the Credit Agreement and payment in full of the Obligations.

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6.             Representations and Warranties.

(a)           The Borrower hereby represents and warrants that, as of the date hereof: (i) it has all requisite power and authority to enter into this Second Amendment and to carry out the transactions contemplated hereby; (ii) the execution and delivery of this Second Amendment, and performance of this Second Amendment and the Credit Agreement as amended hereby, have been duly authorized by all necessary corporate or other organizational action on the part of Borrower; (iii) this Second Amendment has been duly executed and delivered; and (iv) this Second Amendment (and the Credit Agreement as amended hereby) is the legally valid and binding obligation of the Borrower, enforceable against Borrower in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principle of equity, regardless of whether considered in a proceeding in equity or at law.

(b)           The Borrower hereby represents and warrants that, as of the date hereof, to the best of its knowledge, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the other Loan Documents (in each case, as amended hereby) except for the Default (and/or Event of Default) listed on Schedule I hereto.

7.             Counterparts; Severability; Integration. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement via fax or in “.pdf” format by electronic mail shall be binding, and as effective as delivery of a manually executed counterpart, and may be used as admissible evidence that the party so transmitting intends to be bound by the terms set forth herein. All provisions of this Second Amendment are severable, and the unenforceability or invalidity of any of the provisions of this Second Amendment shall not affect the validity or enforceability of the remaining provisions of this Second Amendment. Should any part of this Second Amendment be held invalid or unenforceable in any jurisdiction, the invalid or unenforceable portion or portions shall be removed (and no more) only in that jurisdiction, and the remainder shall be enforced as fully as possible (removing the minimum amount possible) in that jurisdiction. This Second Amendment represents the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings with respect thereto, both written and oral. This Second Amendment may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no promises, undertakings, representations or warranties by any party hereto relative to the subject matter hereof not expressly set forth or referred to herein, and there are no unwritten or oral agreements between the parties.

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8.             Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL. This Second Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard for its conflicts of laws principles. Sections 10.13 and 10.14 of the Credit Agreement are hereby incorporated by reference as if fully stated herein. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECOND AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.             Loan Document; Successors and Assigns. This Second Amendment shall be deemed to be a Loan Document. This Second Amendment shall be binding upon the Borrower, the other Loan Parties, the Lender, the Administrative Agent, and each of their respective successors and permitted assigns and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto and any other indemnified parties hereunder and their respective successors, permitted assigns and representatives.

10.           No Other Modification. The amendments set forth in Section 1 herein are limited as specified and shall not constitute or be deemed to constitute (i) an amendment, waiver or modification of, or consent to any deviation from, the terms and conditions of the Credit Agreement or any other Loan Document, except as expressly set forth herein, or (ii) an agreement by the Administrative Agent, or any Lender to consent to any future amendment, waiver, modification or consent with respect to any provision of the Credit Agreement or any other Loan Document. Except as expressly set forth herein, the Credit Agreement and each other Loan Document shall remain in full force and effect and are hereby confirmed and ratified in all respects, including with respect to any security interest or Lien granted to the Agents pursuant to the terms of the Loan Documents. Upon the effectiveness of this Second Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

11.           No Waiver; Cumulative Remedies. No failure by Administrative Agent or any Lender to exercise any right, remedy, or option under this Second Amendment or any other Loan Document, or delay by Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Administrative Agent or any Lender on any occasion shall affect or diminish Administrative Agent’s and each Lender’s rights thereafter to require strict performance by PEI and Borrower of any provision of this Second Amendment. Administrative Agent’s and each Lender’s rights under this Second Amendment and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Administrative Agent or any Lender may have.

12.           Costs and Expenses. Borrower agrees to reimburse Administrative Agent promptly for all reasonable and documented out of pocket costs and expenses (including the reasonable legal fees and disbursements of its legal counsel) in connection with the preparation and negotiation of this Second Amendment and/or all of the matters relating to the Loan referenced herein.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

PRODUCTS LICENSING LLC

By:	/s/ David Israel
Name:	David Israel
Title:	Chief Financial Officer

[Signature Page to Second Amendment to Credit Agreement]

DBD CREDIT FUNDING LLC, as Administrative Agent

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

[Signature Page to Second Amendment to Credit Agreement]

Fortress Credit opportunities i lp
By: Fortress Credit Opportunities I GP LLC its General Partner

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

[Signature Page to Second Amendment to Credit Agreement]

DBDB FUNDING LLC
By:

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

[Signature Page to Second Amendment to Credit Agreement]

Fortress Credit opportunities iII CLO lp
By: FCO III CLO GP LLC its General Partner

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

[Signature Page to Second Amendment to Credit Agreement]

Fortress Credit opportunities V CLO limited
By: FCO V CLO CM LLC its Collateral Manager

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

[Signature Page to Second Amendment to Credit Agreement]

Fortress Credit opportunities vi clo limited
By: FCO VI CLO CM LLC its Collateral Manager

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

[Signature Page to Second Amendment to Credit Agreement]

Fortress Credit opportunities viI clo limited
By: FCO VII CLO CM LLC its Collateral Manager

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

[Signature Page to Second Amendment to Credit Agreement]

CONSENT

The undersigned, being a Guarantor of the Loan pursuant to that certain Joinder Agreement dated August 12, 2015 and / or Guaranty and Security Agreement dated as of June 24, 2014, (each, as amended, supplemented or modified to date) hereby consent to the foregoing Second Amendment and acknowledge that the “Secured Obligations” so guaranteed, shall include the Secured Obligations as modified pursuant to the foregoing Second Amendment.

PLAYBOY ENTERPRISES, INC.

By:	/s/ David Israel
Name:	David Israel
Title:	Chief Financial Officer

PLAYBOY ENTERPRISES INTERNATIONAL, INC.

By:	/s/ David Israel
Name:	David Israel
Title:	Chief Financial Officer